UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 4, 2012

SCIO DIAMOND TECHNOLOGY CORPORATION
(Exact Name of Registrant As Specified in Its Charter)

Nevada	000-54529	45-3849662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 University Ridge, Suite D, Greenville, South Carolina 29601
(Address of Principal Executive Offices) (Zip Code)

   (864) 751-4880
(Registrant's Telephone Number, Including Area Code)

   Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On May 4, 2012, Scio Diamond Technology Corporation, a Nevada corporation (the “Company”), entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Investors”) for the purchase and sale of  an aggregate of up to 2,750,000 Units (the “Units”), with each Unit consisting of one share of its common stock, par value $0.001 per share (collectively, the “Shares”), and a Warrant (collectively, the “Warrants”) to purchase one share of its common stock at $1.60 per share, for an aggregate purchase price of up to $2,200,000.  The purchase price per Unit was $0.80.  Under the Subscription Agreements, the Company is obligated to issue the Units, and the Investors are obligated to fund, in six staged investments (each an “Investment”), totaling an aggregate of $2,200,000, upon the Company’s achievement of various milestones and other funding conditions, as described in the Agreement.  Each Investment is conditioned upon the satisfaction, or the waiver by the respective parties, of various closing conditions, including, among other things, the condition that each Investment close on or before March 31, 2013.   The first two Investments were consummated on May 4, 2012, resulting in gross proceeds to the Company of $550,000 and an issuance of 687,500 Units.

The Company is obligated to provide one of the Investors with information rights, including consultation rights, inspection and access rights, and the right to audited and unaudited financial statements, annual budget and other financial and operational information.  In addition, subject to and promptly following the closing of the sixth Investment, the Company is obligated to increase its Board of Directors by one director and the Board shall appoint one designee of such Investor to the Board.  The Investor’s ongoing rights to this nomination and its information and related rights are subject to maintenance of certain ownership thresholds.

The Warrants are immediately exercisable and will automatically expire on the third anniversary of the Issue Date, as defined in the Warrant.  The number of shares of common stock of the Company for which, and the price per share at which, a Warrant is exercisable are subject to adjustment upon the occurrence of certain events, including, without limitation, a stock dividend, stock split, or a merger of the Company, as provided in the Warrant.  The transfer of the Warrant and the Shares issued upon exercise of the Warrant are subject to the transfer restrictions applicable to restricted securities, and the transfer of the Warrants is further subject to a one-year restriction on the transfer of any Warrant.

Proceeds from the sale of the Units are intended to be used for general corporate purposes.

The offering and sale of the Units has been conducted in reliance upon an exemption from registration provided for by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933 (the “Act”).  No form of general solicitation or general advertising was used by the Company, or any representative of the Company, in connection with the offer or sale of the Units.  No placement agent or finder was involved in the offering or sale of the Units or received any fee in connection therewith.  Each of the Investors was an accredited investor.  The Units, consisting of the Shares and the Warrants, have not been and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirement.  The Warrants and the Shares are restricted securities, have been appropriately legended as such, and cannot be transferred unless they have been registered, or there is an exemption from registration, under applicable federal and state securities laws.

The foregoing summary description of the Warrants is qualified in its entirety by reference to the full text of the form of Warrant, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Warrant by and between the Company and the Investors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION
Dated: May 10, 2012	By:	/s/ Charles G. Nichols
	Name:	Charles G. Nichols
	Title:	Chief Financial Officer

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